EXHIBIT 4.5

FORM OF RESTRICTED STOCK AWARD AGREEMENT

1ST CENTURY BANCSHARES, INC.
EQUITY INCENTIVE PLAN

NOTICE OF GRANT
AND
RESTRICTED STOCK
AGREEMENT

You have been granted the number of Shares of Restricted Stock of the Company set forth below (“Shares”), subject to the terms and conditions of the 1st Century Bancshares, Inc.’s Equity Incentive Plan (“Plan”), and this Notice of Grant and Restricted Stock Agreement (collectively, “Notice and Agreement”).  Unless otherwise defined, capitalized terms in the Notice and Agreement shall have the same meanings set forth in the Plan.  Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Participant:

Home Address:

Soc. Sec. No.:
Number of Shares of Restricted Stock Granted:

Grant Date:

Period of Restriction and Release of Shares from Company’s Return Right (see Sections 2 and 3 of attached Agreement)	During the Period of Restriction, the Shares shall be subject to the Company’s Return Right, which shall lapse as follows:

By signing below, you accept this grant of Shares and you hereby represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

AGREED AND ACCEPTED:
Signature:
Print Name:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto _______________________________________(__________) shares of the Common Stock of 1st Century Bancshares, Inc. standing in my name of the books of said corporation represented by Certificate No. ________ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Notice of Grant and the Restricted Stock Agreement between 1st Century Bancshares, Inc. and the undersigned dated_____________, 200_.

Dated: _______________, 200__

Signature:

Print Name:

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.
The purpose of this assignment is to enable the Company to exercise its Return Right as set forth in the Notice and Agreement, without requiring additional signatures on the part of the Participant.

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ___________________, have read and approve the foregoing Notice of Grant and Restricted Stock Agreement (the "Notice and Agreement"). In consideration of the Company's grant to my spouse of the shares of 1st Century Bancshares, Inc. as set forth in the Notice and Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Notice and Agreement and agree to be bound by the provisions of the Notice and Agreement insofar as I may have any rights in said Notice and Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Notice and Agreement.

Dated: _______________, 200 __

Signature of Spouse

Print Name:

EXHIBIT C

ELECTION UNDER SECTION 83(b)
OF THE U.S. INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1.           The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name:
Spouse:
Taxpayer I.D. No.:
Address:

Tax Year:

2.           The property with respect to which the election is made is described as follows: __________________(________) shares of the Common Stock of 1st Century Bancshares, Inc. (the "Company").

3.           The date on which the property was transferred is ______________, 200_.

4.           The property is subject to the following restrictions:

The Shares are subject to the Company’s Return Right as specified in the Notice of Grant and Restricted Stock Agreement between me and the Company dated as of ___________, 200_. This right lapses with regard to a portion of the Shares based on the Participant’s Continued Status as an Employee, Consultant  or Director over time.

5.           The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:        $______________________.

6.           The amount (if any) paid for such property is:  ZERO.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.  The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ___________________, 200_
Signature of Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ___________________, 200_
Spouse of Taxpayer

RESTRICTED STOCK AGREEMENT

1.           Grant of Restricted Stock.  The Company has granted to you the number of Shares of Restricted Stock specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions.  In consideration of such grant, you agree to be bound by such terms and conditions, and by the terms and conditions of the Plan.

2.           Period of Restriction.  During the Period of Restriction specified in the Notice of Grant, the Shares shall remain subject to the Company’s Return Right (defined in Section 3).  The Period of Restriction shall expire and the Company’s Return Right shall lapse as to the Shares granted in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Release Date”); provided, however, that no Shares shall be released on any Release Date if the Participant has ceased Continuous Status as an Employee, Consultant or Director on or prior to such date.  Any and all Shares subject to the Company’s Return Right  at any time shall be defined in this Notice and Agreement as “Unreleased Shares.”

3.           Company’s Return Right.  If Participant ceases Continuous Status as an Employee, Consultant or Director for any reason (including death or Disability), or in the event of Participant’s Misconduct, the Company shall have the right to claim the return of some or all of the Participant’s Unreleased Shares for a period of sixty (60) days from the effective date of Participant’s termination or Misconduct, as the case may be (“Return Right”).  If the Company elects to claim the return of any or all of the Unreleased Shares, it shall deliver a written notice of such election to the Participant (or the Participant's executor) within such 60-day period, whereupon the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer such Unreleased Shares to its own name.  If the Company does not timely exercise its Return Right as set forth above, the Participant shall continue to own the Shares subject to the terms of the Plan and this Notice and Agreement until the Shares are released from the Company’s Return Right on the Release Date(s) specified in the Notice of Grant.

4.           Restriction on Transfer. Except for the transfer of the Shares to the Company or its assignees contemplated by this Notice and Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Return Right in accordance with this Notice and Agreement. In addition, as a condition to any transfer of the Shares after expiration of the Company’s Return Right, the Company may, in its discretion, require: (i) that the Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5.           Retention of Shares.  To ensure the availability for delivery of the Participant's Unreleased Shares upon their return to the Company pursuant to the Company’s Return Right, the Company shall retain possession of the share certificates representing the Unreleased Shares, together with a stock assignment duly endorsed in blank, attached hereto as Exhibit A.  The Company shall hold the Unreleased Shares and related stock assignment until the Company's Return Right expires as to such Shares. In addition, the Company may require the spouse of Participant, if any, to execute and deliver to the Company the Consent of Spouse in the form attached hereto as Exhibit B.  When the Return Right has been exercised or expires, the Company shall promptly deliver the certificate to the Company or the Participant, as the case may be.

6.           Stockholder Rights.  Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Shares while they are retained by the Company pursuant to Section 5, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the Return Right, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Participant shall be entitled by reason of the Participant's ownership of the Shares shall be immediately subject to the terms of this Notice and Agreement and included thereafter as "Shares" for purposes of this Notice and Agreement and the Company’s Return Right.

7.           Legends.  The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND THE COMPANY’S RETURN RIGHT AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8.           U.S. Tax Consequences.  The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Notice and Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement. The Participant understands that for U.S. taxpayers, Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to claim return of the Shares pursuant to the Company’s Return Right. The Participant understands that if he/she is a U.S. taxpayer, the Participant may elect to be taxed at the time the Shares are acquired rather than when and as the Return Right expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition. The form for making this election is attached as Exhibit C hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), IF APPLICABLE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

9.           General.

(a) This Notice and Agreement shall be governed by and construed under the laws of the State of California.  The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Shares of Restricted Stock granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(b) Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(c) The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(e) PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING SHARES HEREUNDER.

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